UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: April 16, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 420-1075
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition of Assets

Item 3.02

Unregistered Sale of Equity Securities

On April 16, 2008, Hebei Aoxing Pharmaceutical Group Company, a subsidiary of China Aoxing Pharmaceutical Company, Inc., completed the acquisition of 100% of the registered capital of Shijiazhuang Lerentang Pharmaceutical Company Limited (“LRT”).  LRT is engaged in the manufacture and distribution of Chinese traditional medicines within China.

In exchange for transfer of ownership of LRT to Hebei Aoxing Pharmaceutical Group, China Aoxing Pharmaceutical Group paid to the shareholders of LRT 80 million RMB (approximately $10.8 million) and issued 8 million shares of common stock.  China Aoxing Pharmaceutical Group paid the purchase price with funds received from its simultaneous sale of common stock to American Oriental Bioengineering, Inc. pursuant to their April 15, 2008 contract.

China Aoxing Pharmaceutical Company, Inc. owns 60% of the registered capital of Hebei Aoxing Pharmaceutical Group Company, and has contracted to purchase an additional 35% from its Chairman.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Financial statements of Shijiazhuang Lerentang Pharmaceutical Company Limited will be filed by amendment.

Pro forma financial statements showing the historical pro forma effect of the acquisition on the financial statements of China Aoxing Pharmaceutical Group, Inc. will be filed by amendment.

Exhibits

10-a.

Acquisition Agreement dated March 11, 2008 between China Aoxing Pharmaceutical Company, Inc. and the holders of the registered equity of Shijiazhuang Lerentang Pharmaceutical Company Limited – filed as an exhibit to the Current Report on Form 8-K filed on March 13, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  April 21, 2008

By: /s/ Zhenjiang Yue

       Zhenjiang Yue, Chief Executive Officer